Exhibit 99.1

Jim Cramer Renews “TheStreet” Contract Through 2017

Jim Cramer is Bullish on TheStreet!

NEW YORK, Nov. 19, 2013: TheStreet, Inc. (Nasdaq:TST) a leading digital financial media company, today announced it has entered into a new four year agreement with Jim Cramer, the Company’s co-founder and Markets Contributor. This agreement is one year longer than his previous contract, which was set to expire in December 2013. Mr. Cramer will continue his role as Chief Markets Commentator for TheStreet, continue trading his multi-million dollar Charitable Trust portfolio at Action Alerts Plustm (www.actionalertsplus.com) and publishing his blog three times daily on Real Moneytm (www.realmoney.com). The new agreement is effective December 1, 2013 and will expire on December 31, 2017.

“The Company greatly benefits from the many contributions of our founder, Jim Cramer, the most recognized personality in financial media and a true market savant,’ said Elisabeth DeMarse, Chairman, President and CEO of TheStreet. “Jim Cramer’s continued commitment to TheStreet and eagerness to renew his contract for a longer period than the last agreement is strong validation of the strategic direction of the Company. Harnessing Jim’s digital rights enables our Premium Subscription division to drive greater revenue, expand our video offerings, and launch new products to support organic growth.”

“We are fortunate to have a depth of expertise that is unparalleled in the financial media industry. With renowned financial journalists on board such as Jim, Stephanie Link, and Herb Greenberg, among others, our Premium Subscription business is the leading destination for market participants seeking actionable investment ideas. Combined with our institutional businesses, TheDeal and Ratewatch, and our strong balance sheet The Street is well positioned for future growth.” Ms. DeMarse concluded.

“I am thrilled to sign this long-term agreement with the company I founded 16 years ago” concluded Jim Cramer, founder of TheStreet.

About TheStreet

TheStreet, Inc. (www.t.st) is the leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide. The Company’s portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and RateWatch. To learn more, visit www.thestreet.com. The Deal, the Company’s institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control. To learn more, visit www.thedeal.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding TheStreet’s future strategic direction, sales, expanded and new product offerings, market position and growth. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission that could cause actual results to differ materially from those reflected in the forward-looking statements. The potential risks and uncertainties include, among others, the Company’s dependence on Jim Cramer, other key content distributors and key personnel, the Company’s ability to compete with new and existing competitors, the Company’s ability to protect its intellectual property and reputation, financial market conditions and general economic conditions. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

John Ferrara

Chief Financial Officer

TheStreet, Inc.

212-321-5234

ir@thestreet.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@thestreet.com